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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use of our report dated March 30, 2001, included in Davel Communications, Inc.'s Forms 10-K for the years ended December 31, 2000 and 1999, (and to all references to our Firm) included in or made a part of this registration statement.



                                                     /s/ ARTHUR ANDERSEN LLP

Tampa, Florida
May 6, 2002